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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



    We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3 No. 333-71176) and related Prospectus of Isis Pharmaceuticals, Inc. and to the incorporation by reference therein of our report dated February 2, 2001, with respect to the consolidated financial statements of Isis Pharmaceuticals, Inc. included in its Annual Report (Form 10-K, as amended on April 2, 2001) for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP

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                                                    ERNST & YOUNG LLP


San Diego, California
October 19, 2001